SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

INVITROGEN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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EXPLANATORY NOTE

On March 4, 2004, Invitrogen Corporation filed with the Securities and Exchange Commission its definitive proxy statement for its Annual Meeting of Stockholders to be held on April 20, 2005. After the filing of the proxy statement, but prior to the mailing of the proxy statement to its stockholders, Invitrogen discovered that the Performance Graph on page 23 of its definitive proxy statement reflected a period ending December 31, 2003, instead of December 31, 2004. Invitrogen is amending and restating the proxy statement to update the Performance Graph to include the 2004 fiscal year.

March 20, 2005

Dear Stockholder:

This year’s annual meeting of stockholders will be held on April 20, 2005, at 9:00 a.m. local time, at the offices of the Company’s subsidiary, BioReliance Corporation, 14920 Broschart Road, Rockville, MD 20850-3349. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

After reading the Proxy Statement, please promptly fill in, date, sign, and return the enclosed proxy card in the prepaid envelope to ensure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card, vote telephonically or electronically as described on page 1 of the enclosed Proxy Statement, or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

A copy of our 2004 Annual Report is also enclosed.

I look forward to seeing you at the annual meeting.

Very truly yours,

Gregory T. Lucier

Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 20, 2005

To our Stockholders:

The annual meeting of stockholders of Invitrogen Corporation (the “Company”), will be held on April 20, 2005, at 9:00 a.m. local time, at the offices of the Company’s subsidiary, BioReliance Corporation, 14920 Broschart Road, Rockville, MD 20850-3349, for the following purposes:

1.	To elect four Class III directors, each to hold office for a three-year term and until his or her respective successor is elected and qualified. The Board of Directors has nominated the following persons for election as Class III directors at the meeting: Balakrishnan S. Iyer, Ronald A. Matricaria, W. Ann Reynolds, Ph.D., and Jay M. Short, Ph.D.

2.	To consider a proposal to ratify the appointment of Ernst & Young, LLP as the independent auditors for the Company for the Company’s fiscal year ending December 31, 2005.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on February 22, 2005, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. For ten days prior to the annual meeting, a complete list of the stockholders of record on February 22, 2005, will be available at our principal offices for examination during ordinary business hours by any stockholder for any purpose relating to the meeting.

By Order of the Board of Directors,

John A. Cottingham

Senior Vice President, General Counsel & Secretary

Carlsbad, California

March 20, 2005

IMPORTANT: Please promptly fill in, date, sign and return the enclosed proxy card in the accompanying pre-paid envelope to ensure that your shares are represented at the meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

i

Invitrogen Corporation

1600 Faraday Ave.

Carlsbad, California 92008

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is being solicited by the Board of Directors of Invitrogen Corporation and contains information related to the annual meeting of stockholders to be held April 20, 2005, at 9:00 a.m. local time, or any adjournment or postponement thereof, for the purposes described in the accompanying Notice of Annual Meeting. The annual meeting will be held at Company’s subsidiary, BioReliance Corporation, 14920 Broschart Road, Rockville, MD 20850-3349. This Proxy Statement was filed with the SEC on March 3, 2005, and the approximate date on which the Proxy Statement and the accompanying form of proxy were first sent or given to stockholders was March 3, 2005.

Invitrogen will bear the cost of soliciting proxies. We may solicit stockholder proxies by mail through our regular employees, and may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have Invitrogen stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting that is attached to this proxy statement. These matters include the election of directors and the ratification of the appointment of Ernst & Young, LLP as our independent auditors. In addition, management will report on Invitrogen’s performance during 2004 and will respond to questions from our stockholders. An annual report for the fiscal year ended December 31, 2004, is enclosed with this proxy statement.

Who is entitled to vote at the meeting?

Only stockholders of record as of the close of business on the record date, February 22, 2005, will be entitled to vote the shares of Invitrogen stock they held on the record date at the annual meeting. As of the close of business on the record date, there were 51,617,027 shares of Invitrogen common stock outstanding and entitled to vote.

Stockholders may vote in person or by proxy. Each holder of shares of Invitrogen common stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. Invitrogen’s bylaws provide that a majority of all of the outstanding shares of stock entitled to vote, whether present in person or represented by proxy, constitutes a quorum for the transaction of business at the annual meeting.

How do I vote?

Voting by completing the proxy card.    If you properly complete and sign the enclosed proxy card and return it as instructed on the proxy card, it will be voted as you direct. If you hold your shares in your name and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” through a brokerage or other nominee, you will need to obtain a proxy card from the institution that holds your shares.

All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If you do not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this proxy statement, in favor of ratifying Ernst & Young LLP as independent auditors for the Company for 2005, and in the discretion of the proxy holders on any other matter that comes before the meeting.

Once you have given your proxy, you may revoke it at any time prior to the time it is voted, by delivering to the Secretary of the Company at the Company’s principal offices either a written document revoking the proxy or a duly executed proxy with a later date, or it may be revoked by attending the meeting and voting in person. Merely attending the annual meeting will not, by itself, revoke a proxy.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting is discussed under each item.

Voting via the Internet or by telephone.    If you vote via the Internet, you should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your Internet access providers and telephone companies, for which you will be responsible.

Shares Registered Directly in the Name of the Stockholder.    If you hold shares that are registered in your name directly with American Stock Transfer & Trust Company, the Company’s transfer agent, you may vote telephonically by calling (800) 776-9437. Alternatively, you may vote via the Internet by visiting the following site on the Internet: www.voteproxy.com and following the instructions on your screen.

Shares Registered in the Name of a Brokerage Firm or Bank.    A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by American Stock Transfer & Trust Company for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on the enclosed voting form. Alternatively, you may vote via the Internet by visiting the following site on the Internet: www.proxyvote.com and following the instructions on your screen.

How do I vote my 401(k) shares?

If you participate in the Invitrogen 401(k) Savings and Investment Plan you may vote the shares of the Company’s common stock in your account as of the record date. If you wish to vote those shares, you must complete the enclosed proxy card and return it in the envelope provided by April 19, 2005.

If you do not complete and return your proxy card prior to April 19, 2005, Fidelity Management Trust Company, the Plan trustee, will vote the shares in your account. You may revoke instructions to the trustee by giving it written notice of revocation or a later dated written voting instruction by April 19, 2005.

STOCK OWNERSHIP

How much stock is held by the Company’s directors, executive officers and largest stockholders?

The following table sets forth information as of February 25, 2005, regarding the beneficial ownership of the Company’s common stock by (i) each person known by us to own beneficially more than five percent of our outstanding common stock; (ii) each director and nominee for election as a director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.

Stock Ownership Table

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percentage of Common Stock
FMR Corp.(2)	4,788,947	9.28%
Citadel Limited Partnership(3)	4,171,039	8.08%
Janus Capital Management, LLC(4)	2,899,154	5.62%
Gregory T. Lucier(5)	391,298	*
Daryl Faulkner(6)	151,613	*
James R. Glynn(7)	211,960	*
John A. Cottingham(8)	99,556	*
Claude D. Benchimol(9)	67,752	*
Benjamin E. Bulkley(10)	67,762	*
Jay M. Short, Ph.D. (11)	66,166	*
Donald W. Grimm(12)	62,166	*
Bradley G. Lorimier(13)	59,166	*
Raymond B. Dittamore(14)	41,772	*
Balakrishnan S. Iyer(15)	39,166	*
Ronald A. Matricaria(16)	9,166	*
David C. U’Prichard, Ph.D.(17)	9,666	*
W. Ann Reynolds, Ph.D.(18)	1,455	*
All Directors and Executive Officers as group (14 persons in total)	1,278,664	2.7%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”), based on factors including voting and investment power with respect to shares. Percentage of beneficial ownership is based on the number of shares of the Company’s common stock outstanding as of December 31, 2004. Shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after February 25, 2005, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

(2)	The address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(3)	The address for Citadel Limited Partnership is 131 S. Dearborn Street, 32nd Floor, Chicago, IL 60603.

(4)	The address for Janus Capital Management LLC is 151 Detroit St, Denver, CO 80206.

(5)	Consists of 80,386 shares owned directly by Mr. Lucier, 15,600 shares of restricted stock, and 295,312 shares Mr. Lucier may acquire upon the exercise of stock options.

(6)	Consists of 5,862 shares owned directly by Mr. Faulkner, 4,400 shares of restricted stock, and 141,351 shares Mr. Faulkner may acquire upon the exercise of stock options.

(7)	Consists of 573 shares owned by a family trust in which Mr. Glynn has a beneficial interest and 211,387 shares Mr. Glynn may acquire upon the exercise of stock options.

(8)	Consists of 4,433 shares owned directly by Mr. Cottingham, 4,500 shares of restricted stock, and 90,623 shares Mr. Cottingham may acquire upon the exercise of stock options.

(9)	Consists of 25,853 shares owned directly by Mr. Benchimol, 4,400 shares of restricted stock, and 37,499 shares Mr. Benchimol may acquire upon the exercise of stock options.

(10)	Consists of 25,762 shares owned directly by Mr. Bulkley, 4,500 shares of restricted stock, and 37,500 shares Mr. Bulkley may acquire upon the exercise of stock options.

(11)	Consists of 5,000 shares owned directly by Dr. Short and 61,166 shares Dr. Short may acquire upon the exercise of stock options.

(12)	Consists of 3,000 shares owned directly by Donald W. & Kathryn A. Grimm, Trustees, the Grimm Family Trust dated 1/31/86 and 59,166 shares Mr. Grimm may acquire upon the exercise of stock options.

(13)	Consists of 59,166 shares Mr. Lorimier may acquire upon the exercise of stock options.

(14)	Consists of 2,000 shares owned directly by Mr. Dittamore, 606 shares owned as Deferred Stock Units, and 39,166 shares that Mr. Dittamore may acquire upon the exercise of stock options.

(15)	Consists of 39,166 shares that Mr. Iyer may acquire upon the exercise of stock options.

(16)	Consists of 9,166 shares that Mr. Matricaria may acquire upon the exercise of stock options.

(17)	Consists of 500 shares owned directly by Dr. U’Prichard and 9,166 shares that Dr. U’Prichard may acquire upon the exercise of stock options.

(18)	Consists of 1,200 shares owned directly by Dr. Reynolds, 32 shares of restricted stock, and 223 shares that Dr. Reynolds may acquire upon the exercise of stock options.

Securities Authorized for Issuance Under Equity Compensation Plans

Information about Invitrogen’s equity compensation plans at December 31, 2004 is as follows (shares in thousands)(1):

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance		Weighted Average Remaining Contractual Life in Years
Equity compensation plans approved by stockholders(2)	6,997	$55.55	5,672	(4)	7.9
Equity compensation plans not approved by stockholders(3)	855	36.45	—		—

Total	7,852	$53.45	5,672		7.9

(1)	All options plans as of December 31, 2003, including the 1997 Invitrogen Corporation Stock Option Plan, the Invitrogen Corporation 2001 Stock Incentive Plan and the Invitrogen Corporation 2002 Stock Incentive Plan, have been frozen. Grants will no longer be made from such plans, their having been replaced by the Invitrogen Corporation 2004 Equity Incentive Plan.

(2)	Consists of the Invitrogen Corporation 1998 Employee Stock Purchase Plan and seven stock option plans: the 1995 and 1997 Invitrogen Corporation Stock Option Plans, the 1996 and 1998 NOVEX Stock Option/Stock Issuance Plans, the Life Technologies 1995 and 1997 Long-Term Incentive Plans, and the Invitrogen Corporation 2004 Equity Incentive Plan.

(3)	Represents the 2000 Invitrogen Corporation Stock Option Plan, the Invitrogen Corporation 2001 and 2002 Stock Incentive Plans, and options granted to Invitrogen’s Chief Executive Officer. Stock options under the Invitrogen Corporation 2001 and 2002 Stock Incentive Plans were assumed as part of the Molecular Probes acquisition in August 2003. At December 31, 2004, these two assumed plans collectively total 103,100 shares to be issued upon exercise of outstanding options at a weighted average exercise price of $15.04, with none available for future issuance. Pursuant to an employment agreement with its Chief Executive Officer, an option to purchase 675,000 shares of Invitrogen’s common stock is included in this amount; no options have been exercised as of December 31, 2004.

(4)	Includes 817,650 shares reserved for issuance under the Invitrogen Corporation 1998 Employee Stock Purchase Plan.

The material features of the 2000 Invitrogen Corporation Stock Plan are set forth below. Only employees or consultants of the Company are eligible to receive awards under the 2000 plan. The 2000 plans provide for the award of stock options, which typically provide for 100% vesting after four years of service. The plans provide that no option may be granted with an exercise prices less than fair market value on the date of grant, except as allowed by Section 424(a) of the Internal Revenue Code of 1986, as amended. Upon a change in control, the vesting and exercisability of all outstanding awards under the plan is 100% accelerated only to the extent an acquiring entity does not assume such outstanding awards.

The material features of the 2001 and 2002 Stock Incentive Plans are identical. Only employees, consultants or directors of the Company who are hired after the closing of the Molecular Probes acquisition in August of 2003, or any such individuals who were previously employed by Molecular Probes, are eligible to receive awards under the assumed plans. The assumed plans provide for the award of either stock options or restricted stock. The plans typically provide for 100% vesting after four years of service. The plans provide that options, other than incentive stock options, may be granted with exercise prices less than fair market value on the date of grant, although in operation the Company has never issued such below fair market value options. Upon a change in control, the vesting and exercisability of all outstanding awards under the plans are 100% accelerated only to the extent an acquiring entity does not assume such outstanding awards.

The material terms of the CEO Option include: (i) an exercise price of $38.01, (ii) ¼ of the option shares vest on the one year anniversary of the option grant and the remaining shares vest at a rate of 1/16 for each calendar quarter provided the CEO continues to provide services to the Company, (iii) upon a change in control the CEO Option fully vests, (iv) upon the CEO’s death or disability the CEO Option shall become vested in an amount which would reflect an additional 12 months of service by the CEO, and (v) upon the CEO’s termination without cause or termination for good reason, the CEO Option shall become vested in an amount which would reflect an additional 18 months of service by the CEO.

ELECTION OF DIRECTORS

The Company has a classified Board of Directors currently consisting of three Class I directors (Gregory T. Lucier, James R. Glynn and Donald W. Grimm), three Class II directors (Bradley G. Lorimier, Raymond V. Dittamore, and David C. U’Prichard, Ph.D.) and four Class III directors (Balakrishnan S. Iyer, Ronald A. Matricaria, W. Ann Reynolds, Ph.D., and Jay M. Short, Ph.D), who will serve until the annual meetings of stockholders to be held in 2006, 2007, and 2005, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting, or a shorter term to fill a vacancy in another class of directors.

The nominees for election at the 2005 Annual Meeting of Stockholders to fill four Class III positions on the Board of Directors are Balakrishnan S. Iyer, Ronald A. Matricaria, W. Ann Reynolds, Ph.D., and Jay M. Short, Ph.D. If elected, the nominees for the Class III positions will serve as directors until the annual meeting of stockholders in 2008, and until their successors are elected and qualified.

The following information relates to the nominees listed above and to the Company’s other directors whose terms of office will extend beyond the 2005 annual meeting of stockholders.

Nominees for election at the 2005 Annual Meeting of Stockholders

Class III

(Term Ends 2008)

Balakrishnan S. Iyer (age 48)	Presiding Director since April 21, 2004, Mr. Iyer has been a director of Invitrogen since July 2001. He is currently a director of Conexant Systems, Inc., Skyworks Solutions, Inc., Power Integrations, Inc., and Qlogic Corporation. From October 1998 until June 2003, Mr. Iyer was Chief Financial Officer of Conexant Systems, Inc. Mr. Iyer previously served as Senior Vice President and Chief Financial Officer of VLSI Technology Inc., where he was responsible for all worldwide financial functions, information technology and strategic planning. During his career, he has held a variety of other key management positions, including Finance Director and Group Controller for a $1 billion business at Advanced Micro Devices. Mr. Iyer received his B.S. in Mechanical Engineering from the Indian Institute of Technology, Madras and his M.S. in Industrial Engineering from the University of California, Berkeley. Mr. Iyer also received an M.B.A. in Finance from the Wharton School.

Ronald A. Matricaria (age 62)	Ronald A. Matricaria has been a member of the board since July 22, 2004. Mr. Matricaria is the former Chairman and CEO of St. Jude Medical, Inc. Prior to joining St. Jude Medical, Inc., Mr. Matricaria spent 23 years with Eli Lilly and Company, Inc., serving in several roles including President of Eli Lilly International Corporation and CEO of Lilly subsidiary Cardiac Pacemakers, Inc. His last position was Executive Vice President of the Pharmaceutical Division of Eli Lilly and Company and President of its North American Operations. A native of Connecticut, Mr. Matricaria holds a bachelors degree from the Massachusetts College of Pharmacy and was also awarded an honorary doctorate degree in pharmacy in recognition of his contributions to the practice of pharmacy. In 2002, he was recognized by the medical device industry with a lifetime achievement award. In addition, Mr. Matricaria is a member of the Board of Directors of Cyberonics, Inc., VistaCare, Inc., CardioDynamics Inc., and serves as Chairman of the board of Haemonetics Corporation, as well as a Trustee Emeritus of the University of Minnesota Foundation. Mr. Matricaria also serves as an advisor to a private equity fund.

W. Ann Reynolds, Ph.D. (age 67)	Director since February 10, 2005. Dr. Reynolds served as the President of the University of Alabama at Birmingham from 1997 to 2002. She was also the Chancellor of the City University of New York from 1990 to 1997, where she was responsible for the 21 colleges and professional schools that comprised that system. Before that, Dr. Reynolds was the Chancellor of the California State University system from 1982 to 1990, and held academic posts as clinical professor of obstetrics and gynecology at the UCLA School of Medicine. Earlier in her career, Dr. Reynolds held academic and administrative posts at Ohio State and the University of Illinois Medical Center. Dr. Reynolds serves as a director of Abbott Laboratories, Maytag Corporation, Humana Inc., and Owens Corning. Dr. Reynolds holds Ph.D. and masters degrees in zoology from the University of Iowa, as well as a bachelors degree in biology from Emporia State University, Kansas. She was a National Science Foundation Predoctoral Fellow and an honorary Woodrow Wilson Fellow.

Jay M. Short, Ph.D. (age 46)	Director of Invitrogen since February 1995. Dr. Short is a founding member of Diversa Corporation, and he has served as Chief Technology Officer and Director of the company since its inception in 1994. He assumed the additional roles of President in 1998 and Chief Executive Officer in 1999. Prior to joining Diversa Corporation, Dr. Short served as President of Stratacyte, Inc. and Vice President of Research and Development and Operations for Stratagene Cloning Systems, both molecular biology companies. Dr. Short serves as a Director for Stressgen Biotechnologies, focusing on the medical application of stress proteins and Senomyx, Inc., a leader in discovering new and improved proprietary flavor and fragrance molecules. Dr. Short received his B.A. in Chemistry from Taylor University and his Ph.D. in Biochemistry from Case Western Reserve University.

Directors Continuing in Office

Class I

(Term Ends 2006)

Gregory T. Lucier (age 40)	President and Chief Executive Officer and a director of Invitrogen since May 2003, and Chairman of the Board of Directors since April 2004. Prior to joining Invitrogen, Mr. Lucier was a corporate officer of the General Electric Company, most recently serving as the President and Chief Executive Officer of GE Medical Systems, Information Technologies from 2000 to 2003. He also served in a variety of other leadership assignments during his career with GE, including Vice President of Global Services for GE Medical Systems, and as President of GE-Harris Railway Electronics. A native of Pennsylvania, Mr. Lucier received his B.S. in industrial engineering from Pennsylvania State University and an M.B.A. from Harvard Business School.

James R. Glynn (age 58)	Director of Invitrogen since June 1998, Mr. Glynn has served in several positions at Invitrogen, including Chief Executive Officer, from June 1998 to August 2003. Mr. Glynn previously served as a Director of Invitrogen from May through November 1995. From July 1995 to May 1997, Mr. Glynn served as Senior Vice President and Chief Financial Officer and from May 1997 to July 1998, as Chief Operating Officer, Chief Financial Officer and Director of Matrix Pharmaceuticals, Inc. Mr. Glynn serves as a director of Webside Story, Inc. (WSSI), and as the NASD Chairman of the Audit Committee. Mr. Glynn received his B.B.A. in Accounting from Cleveland State University.

Donald W. Grimm (age 63)	Director of Invitrogen since June 1998. He has been a venture partner of Hamilton BioVentures, LLC, since August 2001. Since June 1995 he has served as Chairman and President of Strategic Design LLC, a strategic planning and consulting company. Mr. Grimm retired from Eli Lilly & Company, a research-based pharmaceutical company, in December 1993 after 23 years of service. Mr. Grimm held positions at Eli Lilly as Director of Worldwide Pharmaceutical Pricing, Director of Pharmaceutical Market Research, and Director of Sales. Following these assignments, Mr. Grimm was President & CEO of Hybritech, Inc., a wholly owned subsidiary of Lilly. In addition, he is currently a director of several private companies. Mr. Grimm received his B.S. in Pharmacy and his M.B.A. from the University of Pittsburgh.

Class II

(Term Ends 2007)

Bradley G. Lorimier (age 59)	Mr. Lorimier has been a director of Invitrogen since November 1998. From March 1994 to June 1997, Mr. Lorimier served as Senior Vice President, Business Development and Director of Human Genome Sciences, Inc., a biotechnology company. He has been a Director of Matrix Pharmaceutical, Inc., from December 1997 to March 2002, as well as several private companies. Mr. Lorimier received his B.S. in Biology from the University of Illinois.

Raymond V. Dittamore (age 61)	Director of Invitrogen since July 2001. Mr. Dittamore is also a Director of Gen-Probe Incorporated, Digirad Corporation, and QUALCOMM Incorporated. In June 2001, Mr. Dittamore retired as a partner of Ernst & Young after 35 years of service. He brings to the Board of Directors over three decades of public accounting experience, primarily serving companies in the life sciences industry. Mr. Dittamore received his B.S. from San Diego State University.

David C. U’Prichard, Ph.D. (age 55)	Venture partner with Apax Partners, Inc. and Druid Consulting LLC. From 1999-2003, Dr. U’Prichard was Chief Executive Officer of 3-Dimensional Pharmaceuticals, Inc. From 1997 to 1999 Dr. U’Prichard served as President, Research & Development of Smithkline Beecham Pharmaceuticals, Inc. Dr. U’Prichard holds a B.S. from the University of Glascow and a Ph.D. in Pharmacology from the University of Kansas.

How often did the Board meet during 2004?

During the fiscal year ended December 31, 2004, the Board of Directors held sixteen meetings. Each director serving on the Board of Directors in fiscal year 2004 attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

What is the Company’s policy regarding attendance by the Board of Directors at the Annual Meeting of Stockholders?

Members of the Board are strongly encouraged to attend the Annual Meeting of Stockholders. At the 2004 Annual Meeting of Stockholders, five of the incumbent directors were present.

What committees has the Board of Directors established?

On February 9, 2005, the Board of Directors revised the membership of its standing committees to include an Audit Committee, a Compensation and Organizational Development Committee, and a Governance and Nominating Committee. On July 24, 2004, the Board of Directors created a Science and Technology Committee. Each committee operates under a written charter approved by the Board of Directors. The charters of the Audit Committee, the Compensation and Organizational Development Committee, the Governance and Nominating Committee, and the Science and Technology Committee are filed with the SEC as appendices to this proxy statement, and are available on the Company’s website at http://www.invitrogen.com. The Audit Committee consists of Mr. Dittamore, Mr. Iyer, and Mr. Grimm, and Mr. Dittamore serves as the Chairman. The Compensation and Organizational Development Committee consists of Mr. Lorimier, Mr. Matricaria, Dr. Reynolds and Dr. Short, and Mr. Lorimier serves as the Chairman. The Governance and Nominating Committee consists of Mr. Grimm, Mr. Dittamore and Mr. Matricaria, and Mr. Grimm serves as the Chairman. The Science and Technology Committee consists of Dr. U’Prichard, Dr. Reynolds, Mr. Lorimier, and Dr. Short, and Dr. U’Prichard serves as the Chairman.

Audit Committee.    The Audit Committee’s function is to review with our independent auditors and management the annual financial statements and independent auditors’ opinion, review and maintain direct oversight of the plan, scope and results of the audit by the independent auditors, review and approve all professional services performed and related fees charged by the independent auditors, be solely responsible for the retention or replacement of the independent auditors, and monitor the adequacy of the Company’s accounting and financial policies, controls, and reporting systems. During 2004, the Audit Committee held fourteen meetings.

The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200 (a)(15) and the definition of “independent” under the Sarbanes-Oxley Act of 2002. Additionally, the Company certifies that it has, and will continue to have, at least one member of the Audit Committee that is defined as a “financial expert” in accordance with Section 407 of the Sarbanes-Oxley Act with past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Currently, Raymond V. Dittamore and Balakrishnan S. Iyer have been determined by the Board to be “financial experts.”

Compensation and Organizational Development Committee.    The functions of the Compensation and Organizational Development Committee in 2004 included providing guidance to management and assisting the Board of Directors in matters relating to the compensation of the Chief Executive Officer and senior executives, the organizational structure of the Company, the Company’s compensation and benefits programs, the Company’s succession, retention and training programs; and such other matters that have a direct impact on the success of our human resources. During 2004, the Compensation and Organizational Development Committee held seven meetings.

The Board of Directors and the Compensation and Organizational Development Committee believe that the Compensation and Organizational Development Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs committee composition, including the requirement that committee members all be “independent directors” as that term is defined by NASD Rule 4200 (a)(15) and the definition of “independent” under the Sarbanes-Oxley Act of 2002.

The Governance and Nominating Committee.    The functions of the Governance and Nominating Committee include leading any searches for new Board of Director candidates, reviewing and making recommendations to the Board of Directors regarding director compensation, and making recommendations to the Board of Directors regarding director nominees to be put forth by the Board of Directors at each annual meeting of stockholders. In addition, the area of corporate governance has taken on increasing importance in the creation and preservation of shareholder value. Therefore, the Governance and Nominating Committee focuses on core processes that the Board and its committees utilize to carry out their responsibilities, including fundamental issues such as how decisions are made. During the year ended December 31, 2004, the Governance and Nominating Committee held seven meetings.

The Governance and Nominating Committee will consider for inclusion in its nominations of new Board of Director nominees recommended by stockholders who have held at least 1% of the outstanding voting securities of the Company for at least one year. Board candidates referred by such stockholders will be considered on the same basis as Board candidates referred from other sources. Any stockholder who wishes to recommend for the Governance and Nominating Committee’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address: 1600 Faraday Avenue, Carlsbad, CA 92008.

The Board of Directors and the Governance and Nominating Committee believe that the Governance and Nominating Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs committee composition, including the requirement that committee members all be “independent directors” as that term is defined by NASD Rule 4200 (a)(15) and the definition of “independent” under the Sarbanes-Oxley Act of 2002.

The Science and Technology Committee.    The Science and Technology Committee periodically examines management’s direction and investment in the Company’s research and development and technology initiatives. The Science and Technology Committee functions as a broadly knowledgeable and objective group of scientists and non-scientists to consider and report periodically to the Board on matters relating to the investment in the Company’s research and development and technology initiatives. The Science and Technology Committee’s actions are generally related to high-level policy and strategy. The administration of the research and development function remains the responsibility of management.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Invitrogen’s audited financial statements for the year ended December 31, 2004.

The purpose of the Audit Committee is to assist the Board in its general oversight of Invitrogen’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is included in this proxy statement as Appendix 1. The Audit Committee is comprised solely of independent directors as defined by the listing standards of National Association of Securities Dealers, Inc.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of Invitrogen’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

During the course of 2004, management completed the documentation, testing and evaluation of Invitrogen’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Committee meeting. The Committee also held a number of special meetings to discuss issues as they arose. At the conclusion of the process, management provided the Committee with and the Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule,

(ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2005.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Ernst & Young LLP their firm’s independence.

Based on their review of the consolidated financial statements and discussions with and representations from management and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Invitrogen’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Raymond V. Dittamore, Chair

Donald W. Grimm

Balakrishnan S. Iyer

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees agreed to by the Company for the annual and statutory audits for the fiscal years ended December 31, 2004 and 2003, and all other fees paid by the Company during 2004 and 2003 to its principal accounting firm, Ernst & Young LLP:

	For the Years Ended December 31,
(in thousands)	2004	2003
Audit Fees	$2,095	$869
Audit-Related Fees	476	294
Tax Fees	189	389
All Other Fees	0	86

Total	$2,760	$1,638

The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young, LLP is compatible with maintaining the auditor’s independence. The fees listed under “Audit Fees” above were incurred for service related to the annual audit of the Company’s consolidated financial statements, reviews of interim consolidated financial statements and services that are normally provided in connection with statutory and regulatory filings and engagements. In 2004, audit fees also include fees incurred for the audits of management’s assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal control over financial reporting. The fees listed under “Audit-Related Fees” above were incurred for service related to mergers and acquisitions and benefit plan audits and the fees listed under “Tax Fees” above were incurred for service related to federal, state and international tax compliance and planning. The fees listed under “All other fees” above were incurred for service related to a dispute between the Company and the U.S. Department of Veterans Affairs, which has been settled. The Audit Committee approves non-audit services by Ernst & Young LLP on an ad hoc basis, and has vested authority with Raymond V. Dittamore, the chairman of the Audit Committee, to approve non-audit services as needed.

REPORT OF THE COMPENSATION & ORGANIZATIONAL DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS

Overview

The Compensation & Organizational Development Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its responsibilities for the total rewards packages offered to the Company’s executive officers, and the Company’s compensation and benefit plans for all employees. The Committee’s charter is to collaborate with executive management in developing a compensation philosophy; to evaluate and recommend to the Board compensation for the Chief Executive Officer and other executive officers; and to oversee the general employee benefit programs, including the Company’s 2004 Equity Incentive Plan and the Company’s 1998 Employee Stock Purchase Plan. The Committee has the authority to retain and terminate any independent, third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. The Committee reviews and reassesses the adequacy of its Charter at least annually, most recently at its November 2004 meeting. The Committee’s complete charter is available at the Company’s web site at http://www.invitrogen.com/.

Three independent, non-employee directors served on the Committee in 2004. Each member of the Committee meets the independence requirements specified by the NASDAQ, Section 16 of the Securities Act of 1934, as amended, and by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). The Chair reports the Committee’s actions and recommendations to the full Board following each Committee meeting. The Committee held seven formal meetings during 2004. effective February 10, 2005, W. Ann Reynolds, Ph.D. was appointed to the Committee.

Compensation Philosophy and Objectives

The Company’s compensation and benefits philosophy and programs significantly contribute to creating and sustaining a competitive advantage in the labor market that translates to leadership and innovation in our addressed business markets. The Company’s unique mix of compensation, benefits, equity participation and workplace environment characterized by integrity, innovation, collaboration and inclusion, leads Invitrogen to a distinctive position as an employer.

The Committee’s guiding principle is to assure the Company’s compensation and benefits policies attract and retain the key employees necessary to support the Company’s growth and success, both operationally and strategically. This principle guides the design and administration of compensation and benefit programs for the Company’s officers, other executives, and general workforce. The Committee, in collaboration with executive management and an independent consultant engaged by the Committee and management, affirmed the following key strategies in support of our guiding principle:

•	Use total cash compensation (salary plus annual cash bonus) to recognize appropriately each individual officer’s scope of responsibility, role in the organization, experience, performance and contribution. The Committee and management refer to external benchmarks as part of the Committee’s due diligence in determining salary and target bonus amounts, including peer group companies noted elsewhere in this report, and information provided by independent, third-party published surveys in which Invitrogen participates, as noted below.

•	Use long-term equity-based incentive vehicles to align employee and shareholder interests, as well as to attract, retain and motivate employees and enable them to share in the long-term growth and success of the Company.

•	Use mid-term incentives to attract, retain and motivate executive officers, and focus their attention on multi-year financial goals for the Company.

•	Provide benefit programs competitive within the Company’s defined talent market that provide participant flexibility and are cost-effective to the company.

Compensation Components and Processes

Annual Salary

The annual salary for officers (including the Named Executive Officers shown in the Summary Compensation Table on page 18) and employees is determined relative to job scope and responsibilities, past and current contributions and performance, compensation for similar positions at peer and/or other biotechnology companies, and individual factors. We emphasize pay-for-performance in all components of compensation, making salary adjustments based on individual employee performance relative to compensation levels among employees in similar positions in their defined talent market. Salary is an important component of our total compensation and benefit packages, and we structure salaries to be a relatively smaller proportion of total target cash compensation as positions increase in responsibility.

The Committee reviews officer salaries annually at the end of the year. At its October 2004 meeting, the Committee reviewed recommendations for salary adjustments for the CEO, the other five Named Executive Officers, and the remaining Company executive officers. To identify compensation practices for similar officer positions among other biotechnology companies, the Committee used compensation information provided in independent, third-party, published surveys in which Invitrogen participates — specifically the Radford Biotech Survey, Radford High-Tech Survey, Towers Perrin Pharmaceutical Survey, and the Hewitt TCM survey. The Committee also considered Company and Business Segment performance, incumbent performance and experience, relative levels of pay among the officers, and recommendations from the CEO and the Company’s Human Resources staff. The Committee approved salary increases for the officers, effective for calendar year 2005. The increases varied by officer, and resulted in an overall increase to the officer payroll of 3.2%. Our goal is to pay at the market median, relative to the peer group in the surveys described above.

Annual Cash Bonus

The design of the Company’s annual Incentive Compensation Plan (the “ICP”) rewards achievement at specified levels of financial and individual performance. The Committee approved the year 2004 Incentive Compensation Plan at its February 2004 meeting. Each officer position has an assigned target bonus level, expressed as a percent of annual salary. The target bonus levels are competitive with target bonuses for similar positions reported in the independent, third-party published surveys noted above. The Committee’s independent compensation consultant also reviewed the bonus target levels and reported to the Committee that the targets are competitive. Depending on Corporate financial performance and individual performance, each officer may earn between zero and two times the target bonus.

Two components comprise the fundamental architecture of the fiscal year 2004 Incentive Compensation Program:

•	Financial Performance of the Company. Financial performance includes both revenue and net income targets. Each portion represents thirty percent of the Incentive Compensation Plan target.

•	Individual Performance. This discretionary component enables the Committee and the CEO to award forty percent of the annual bonus based on each officer’s performance against specific objectives established for the fiscal year.

The bonus pool and actual bonus awards for the fiscal year 2004 Incentive Compensation Plan reflect the fact that the Company met revenue targets and exceeded net income targets. At its February 2005 meeting, the Committee reviewed management’s recommendations for officer bonus awards for 2004 performance.

Long-Term Equity Compensation

Invitrogen grants non-qualified stock options and incentive stock options at an exercise price equal to the fair market value of the Company’s common stock on the date of the grant. The four-year option-vesting period, vesting twenty-five percent on each anniversary of the grant date until fully vested, encourages officers and all Company employees to work with a long-term view of the Company’s performance and to reinforce their long-term affiliation with Invitrogen. The design of the stock option program helps to reduce officer and employee turnover and to retain the knowledge and skills of our valued officers and employees.

The Company typically awards stock option grants to executive officers in two equal blocks, in May and November. At its April and October 2004 meetings, the Committee reviewed the analyses and recommendations for executive officer stock option grants provided by management. In reviewing the recommended grants, the Committee considered each officer’s performance and contribution during the fiscal year, analyses reflecting the value delivered, competitive practices, and proportion of options granted to each Named Executive Officer (NEO), and the NEO’s in aggregate, as a percentage of total options granted during the fiscal year. The Summary Compensation Table includes the stock option grants to the Named Executive Officers approved by the Committee.

The Company typically grants restricted stock units to its executive officers in two equal blocks, in May and November. The grant of restricted stock is intended to create greater alignment between the interests of stockholders and management by providing senior management with direct ownership in the Company, including the downside risk to the value of the equity. In this way the restricted stock provides additional and different incentives than the stock options granted to management. The Company grants restricted stock only to senior management, and all grants in 2004 provided for 100% vesting on the third anniversary of the date of grant.

Mid-Term Incentive Program

The Committee oversees Invitrogen’s Mid-Term Incentive Program, which is designed to focus the Company’s executives on aggressive mid-term strategic goals, and provide a performance-based opportunity for senior management to earn shares of Invitrogen’s stock. Awards under the Company’s mid-term incentive program are tied to achievement of the three-year strategic plan created in 2004, with target awards equal to each individual’s 2004 target ICP percentage. Any earned awards will be paid 50% in cash and 50% in restricted stock units, which will be subject to an additional three-year vesting requirement. The targets for the Mid-Term Incentive Program are determined by the Committee, with payments based 50% on three-year average revenue growth and 50% on achievement of cumulative free-cash-flow-return-on-average-capital-employed (i.e., cumulative free cash flow divided by weighted average equity plus debt).

Benefits

The Committee oversees the design, implementation and administration of all Company-wide benefit programs. Invitrogen maintains a relatively egalitarian offering of benefit programs with a limited number of additional benefit programs available to Company’s senior management.

Policy on Deductibility of Named Executive Officer Compensation

In evaluating compensation program alternatives, the Committee considers the potential impact on Invitrogen of Section 162(m) of the Tax Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the Named Executive Officers, excluding “performance-based compensation.” Compensation programs generally will qualify as performance-based if (1) compensation is based on pre-established objective performance targets, (2) the programs’ material features have been approved by shareholders, and (3) there is no discretion to increase payments after the performance targets have been established for the performance period.

The Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Tax Code to the extent practicable while maintaining a competitive, performance-based compensation program.

However, tax consequences, including but not limited to tax deductibility, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by officers regarding stock options) and are beyond the control of either the Committee or Invitrogen. In addition, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives and fit within the Committee’s guiding principles. Finally, based on the amount of deductions the Company can take each year, the actual impact of the loss of deduction for compensation paid to the CEO and the other top five highly compensated executives over the $1 million limitation is small and has a de minimis impact on the Company’s overall tax position. For all of the foregoing reasons, the Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals that preserve deductibility.

Chairman and Chief Executive Officer Compensation

The Committee has reviewed all components of the Chief Executive Officer’s compensation, including salary, incentive compensation, long-term incentive plan, mid-term incentive program, accumulated vested and unvested stock options and restricted stock, the dollar value to the executive and cost to Invitrogen of all perquisites and other personal benefits, and the potential payout obligations under severance and change-in-control scenarios. The elements of the Chief Executive Officer’s compensation are described in the Summary Compensation Table on page 18.

Based on this review, the Committee finds the Chief Executive Officer’s total compensation (including the potential payouts under severance and change-in-control scenarios) in the aggregate to be reasonable and not excessive.

The Committee believes that the Chief Executive Officer’s compensation is appropriate given the Company’s strong performance in 2004, particularly its growth in revenue and net income. The criteria the Committee considered in determining the Chief Executive Officer’s compensation included the annual financial performance of the Company, the Company’s year-over-year profitable growth and positioning for sustained long-term growth, the successful completion of several strategic acquisitions and other individual considerations such as leadership, ethics, and corporate governance. In particular, the Committee noted that in 2004 the Company achieved revenues in excess of $1 billion for the first time, increased net income by 48% over 2003, and completed the acquisitions of BioReliance Corporation, Protometrix, Inc. and DNA Research Innovations, Ltd.

COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE (as comprised on February 8, 2005)

Bradley G. Lorimier, Chairman

Ronald A. Matricaria

David C. U’Prichard, Ph.D.

GOVERNANCE AND NOMINATING COMMITTEE

Who are the nominees for election at the 2005 Annual Meeting of Stockholders?

The Governance and Nominating Committee recommended Balakrishnan S. Iyer, Ronald A. Matricaria, W. Ann Reynolds, Ph.D., and Jay M. Short, Ph.D., to be nominated by the Board of Directors for election to Class III of the Board at the Annual Meeting of Stockholders. Mr. Matricaria and Dr. Reynolds, incumbent nominees appointed by the Board to fill vacancies since the date of the last annual meeting of stockholders, were referred to the Governance and Nominating Committee by Spencer Stuart and by Don Grimm, respectively.

Spencer Stuart is a search firm, which was paid $62,500 plus travel and related expenses in connection with the search for a board candidate.

In selecting non-incumbent candidates and reviewing the qualifications of incumbent candidates for the Board of Directors, the Governance and Nominating Committee considers the Company’s corporate governance principles, which include the following:

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. They must be actively engaged in the pursuit of information relevant to the Company’s business and must constructively engage their fellow Board members, the CEO, and other members of management in dialogue and decision making. The Board will represent diverse experience at policy-making levels in business and technology in areas that are relevant to the Company’s global activities.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

A supermajority of at least 2/3 of the directors will be independent directors as defined in the NASD rules for companies listed on the Nasdaq National Market. Directors who do not meet the NASD Manual’s independence standards also make valuable contributions to the Board and to the Company through their experience and wisdom.

In general, to be considered independent under the proposed NASD Manual rules, the Board must determine, among other things, that a director does not have any relationships that, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board will make an affirmative finding with respect to the independence of directors not less frequently than annually.

In addition to the policy that a supermajority of the Board members satisfy the independence standards discussed in the section above, members of the Audit Committee must also satisfy additional NASD independence requirements. Specifically, they may not directly or indirectly receive any compensation from the Company other than their directors’ compensation, must not have participated in preparing the financial statements of the Company or any of its subsidiaries during the past three years, and must not be affiliated with the Company except through their membership on the Board and its committees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Indemnification Agreements

The Company has entered into indemnification agreements with each of its executive officers and directors containing provisions that may require the Company, among other things, to indemnify those officers and directors against liabilities that may arise by reasons of their status or service as officers or directors. The agreements also provide for the Company to advance to the officers and directors expenses that they expect to incur as a result of any proceeding against them as to which they could be indemnified. The Company also intends to execute such agreements with its future directors and executive officers.

Employee Relocation Loans

Prior to July 30, 2002, as part of the restructuring of the Company’s operations in Maryland, the Company provided housing loans during 2002 and 2001 to certain employees, including one of its executive officers, John A. Cottingham, upon his relocation from Maryland to Carlsbad. The loan of $150,000 is interest free, and the principal amount of the loans will be forgiven in equal one-third increments after the third, fourth, and fifth year of the loans if the executive officer’s employment has not been terminated at such times. The loans will also be forgiven if the Company terminates the executive officer’s employment without Cause (as defined in the related agreements) on or before the fifth anniversary of the loan or upon the death or permanent disability of the executive officer. The loans are secured by the underlying real property purchased by the executive officer. The Company also provided moving expenses, closing costs, and other relocation costs relating to these transfers.

Settlement Agreement

The Company entered into a Settlement Agreement effective September 9, 2002, with its Senior Vice President, International Operations, Daryl J. Faulkner. Under the terms of this agreement, the Company agreed to pay Mr. Faulkner an aggregate of approximately $157,000 in settlement payments in exchange for a mutual release between Mr. Faulkner and the Company releasing each other from all claims arising out of the Company’s decision not to provide Mr. Faulkner with a relocation loan that was offered to Mr. Faulkner as part of his employment terms. The settlement payments consist of an initial payment of $6,917.72, monthly payments of $740.13 for a period of 56 months beginning on September 30, 2002 and three lump sum payments for an aggregate of $108,663.09. If Mr. Faulkner’s employment with the Company is terminated for cause, the Company has no further obligation to pay any remaining settlement payments. If Mr. Faulkner’s employment with the Company is terminated for reasons other than cause, the Company will have to pay some, and in certain instances, all, of the remaining settlement payments.

Retirement Plans

The Company’s Senior Vice President of Corporate Development is eligible for certain benefits in connection with the Dexter Post Retirement Health Care and Supplemental Retirement Plan from Dexter Corporation.

Nonstatutory Stock Option Agreement

The Company entered into a Nonstatutory Stock Option Agreement with its current President and Chief Executive Officer and Chief Technology Officer. Such grants vest over four years, fifty percent upon the completion of two years of service following the grant, and the remaining fifty percent vests upon the completion of four years of service following the grant. Such grants will increase equity ownership by our executives and provides additional incentive for such executives to remain with the Company and continue to deliver exceptional performance.

Restricted Stock Agreements

The Company entered into Restricted Stock Agreements with several of its executive officers to induce them to begin employment with the Company. The size of the grants were determined by the Committee with input from management based on the role of the executive officer, with a goal of providing competitive compensation for similar positions. Such grants vest over four years, fifty percent upon the completion of two years of service following the grant, and the remaining fifty percent vests upon the completion of four years of service following the grant. Such grants will increase equity ownership by our executives and provides additional incentive for such executives to remain with the Company and continue to deliver exceptional performance.

Change-in-Control Agreements

The Company has executed agreements with certain of its officers that would provide benefits following a change in control of the Company. The officers would be provided with cash payments and other benefits under their change-in-control agreements if, within twenty-four months after a change in control, the officers’ employment were involuntary terminated (for reasons other than disability or cause) or if the officer terminated his or her employment for good reason.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2004, 2003, and 2002 concerning the compensation of the Chief Executive Officer of the Company and each of the five other most highly compensated executive officers as of December 31, 2004, whose total salary and bonus for the year ended December 31, 2004, exceeded $100,000 for services rendered in all capacities to the Company.

Summary Compensation Table

Name and Principal Position	Annual Compensation				Long-Term Compensation		All Other Compensation(2)
					Awards
	Year	Salary	Bonus(1)		Restricted Stock Unit(s)	Securities Underlying Options
Gregory T. Lucier (3) President and Chief Executive Officer	2004 2003 2002	$783,694 433,600 —	$1,250,000 — —	(4)	$1,000,986 2,850,750 —	103,100 675,000 —	$50,717 848,439 —	(5) (6)

Daryl J. Faulkner Senior Vice President, Business Segment Management	2004 2003 2002	399,923 322,692 280,975	205,290 50,164 33,967	(7)	282,219 — —	30,600 50,000 100,000	378,200 439,074 847,190	(8) (9) (10)

Claude D. Benchimol Senior VP, Research and Development	2004 2003 2002	357,808 113,076 —	330,320 35,000 —	(11)	282,219 1,469,000 —	32,400 100,000 —	— 480,844 —	(12)

John A. Cottingham Senior VP, General Counsel & Secretary	2004 2003 2002	323,479 307,668 279,250	190,140 32,130 33,823	(13)	288,470 — —	30,700 30,000 65,000	213,013 — 167,314	(14) (15)

Benjamin E. Bulkley Senior VP, Commercial Operations	2004 2003 2002	328,528 77,307 —	315,660 — —	(16)	288,470 1,526,250 —	32,500 100,000 —	60,928 391,842 —	(17) (18)

(1)	Beginning in 2004, we are including the amount of the Incentive Compensation Plan bonus accrued for the calendar year reported, rather than the amount of Incentive Compensation Plan bonus paid in the calendar year. Therefore, the amount listed in this column for 2004 reflects the 2004 Incentive Compensation Plan bonuses approved by the Company’s Compensation and Organizational Development Committee, which are payable in March 2005. The amount of the 2003 Incentive Compensation Plan bonus, which was paid in March 2004, has not been included in this column. The amount of the 2003 Incentive Compensation Plan bonus was $562,500 for Mr. Lucier, $183,917 for Mr. Faulkner, $240,000 for Mr. Benchimol, $174,008 for Mr. Cottingham, and $160,000 for Mr. Bulkley.

(2)	Does not include perquisites paid to any of the listed executives that, when aggregated, did not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the officer.

(3)	Mr. Lucier served as President and Chief Executive Officer from May 30, 2003 to April 28, 2004, and Chairman and Chief Executive Officer commencing April 29, 2004.

(4)	Consists of an ICP bonus of $1,000,000 as well as $250,000 LTIP bonus.

(5)	Consists of relocation fringe pay of $41,132 as well as Executive Financial pay of $9,585.

(6)	Consists of a sign-on bonus of $750,000. Also includes a relocation bonus and relocation fringe pay of $98,439.

(7)	Consists of an ICP bonus of $205,290.

(8)	Consists of $378,200 paid as partial consideration to Mr. Faulkner to terminate his change-in-control agreement with Life Technologies, Inc (“LTI”).

(9)	Consists of tax equalization pay of $439,074.

(10)	Consists of foreign-service pay of $35,527 and reimbursement for foreign tax liability of $184,895. Also includes a relocation bonus and reimbursement of relocation expenses of $248,568 in connection with Mr. Faulkner’s relocation from the U.K. to Carlsbad, California, and a bonus of $378,200 paid as partial consideration to Mr. Faulkner to terminate his change-in-control agreement with LTI.

(11)	Consists of an ICP bonus of $215,320 as well as $115,000 LTIP bonus.

(12)	Consists of sign-on bonus of $350,000. Also includes a relocation bonus and relocation fringe pay of $130,844.

(13)	Consists of an ICP bonus of $190,140.

(14)	Consists of relocation fringe pay of $50,000 as well as a bonus of $163,013 paid as partial consideration to Mr. Cottingham to terminate his change-in-control agreement with Life Technologies, Inc (“LTI”).

(15)	Consists of the reimbursement of relocation expenses of $4,301 and a Bonus of $163,013 paid as partial consideration to Mr. Cottingham to terminate his change-in-control agreement with LTI.

(16)	Consists of an ICP bonus of $205,660 as well as $110,000 LTIP bonus.

(17)	Consists of relocation fringe pay of $60,928.

(18)	Consists of sign-on bonus of $350,000. Also includes a relocation bonus and relocation fringe pay of $41,842.

Option Grants in Fiscal Year 2004

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%

Gregory T. Lucier	61,500 41,600	4.47	$65.38 62.51	05/14/14 11/12/14	$1,110,892 718,447	$2,528,704 1,635,388

Daryl J. Faulkner	17,500 13,100	1.33	65.38 62.51	05/14/14 11/12/14	316,107 236,629	719,549 538,634

John A. Cottingham	17,500 13,200	1.33	65.38 62.51	05/14/14 11/12/14	316,107 205,921	719,549 468,735

Claude D. Benchimol	17,500 14,900	1.40	65.38 62.51	05/14/14 11/12/14	316,107 257,328	719,549 585,752

Benjamin E. Bulkley	17,500 15,000	1.41	65.38 62.51	05/14/14 11/12/14	316,107 259,055	719,549 589,683

Option Exercises in Fiscal Year 2004 and Year-End Option Values

The table below provides information about stock options exercised during the year ended December 31, 2004 and the number and value of options held by the executive officers described above at December 31, 2004. The closing price of our common stock on December 31, 2004, was $67.13 per share.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-The- Money Options at December 31, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory T. Lucier	—	—	253,125	509,375	$16,992,281	$34,194,343
Daryl J. Faulkner	65,524	$2,199,839	131,767	111,409	8,845,518	7,478,886
John A. Cottingham	27,999	923,455	83,018	78,182	5,572,998	5,248,358
Claude D. Benchimol	—	—	31,250	96,750	2,097,812	6,494,828
Benjamin E. Bulkley	—	—	31,249	96,751	2,097,745	6,796,980

Mid-Term Incentive Plans — Awards in the Last Fiscal Year

The table below provides information about mid-term incentive plan awards that could be awarded for 2004, 2005, and 2006, depending on corporate performance.

Name	Number of shares, units or other rights (#)	Performance or other period until maturation or payout	Estimated future payouts under non-stock price-based plans
			Threshold	Target	Maximum
Lucier, Greg	*	FY 2004 to FY 2006	$412,000	$824,000	$1,648,000
Faulkner, Daryl	*	FY 2004 to FY 2006	95,275	190,550	381,100
Cottingham, John	*	FY 2004 to FY 2006	87,550	175,100	350,200
Benchimol, Claude	*	FY 2004 to FY 2006	99,138	198,275	396,550
Bulkley, Benjamin	*	FY 2004 to FY 2006	91,413	182,825	365,650

*	Since any earned award will be paid 50% in cash and 50% in RSU’s with three-year cliff vesting, the exact number of shares cannot be determined. The value of the RSU’s in this column is included in the “Estimated future payouts under non-stock price-based plans” columns.

Employment and Severance Arrangements

Employment Agreements

The Company entered into an Employment Agreement with its current President and Chief Executive Officer effective May 30, 2003. Under the terms of this agreement, upon termination of employment he could receive a payments totaling 1.5 times his annual salary plus 1.5 times an imputed bonus of 75% of his annual salary, and any Long Term Incentive Payments that he would have received within 18 months of the date of termination, which amount to $250,000 payable in March of each year for employment during the prior calendar year. In addition, he could receive continuing health and welfare benefits for eighteen months. The executive would be eligible for these payments and benefits upon his separation from the Company under specified circumstances other than termination for cause. The Employment Agreement was filed as Exhibit 10.57 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003, filed with the SEC on August 13, 2003.

The Company entered into an Employment Agreement effective on October 13, 2004, with David Hoffmeister for Mr. Hoffmeister to serve as the Company’s Chief Financial Officer, Senior Vice President,

Finance. Under the Agreement, Mr. Hoffmeister will receive a base salary at the annualized rate of $425,000, and he is entitled to receive an annual bonus pursuant to the Company’s Incentive Compensation Plan. Mr. Hoffmeister’s target bonus under the Incentive Compensation Plan has been guaranteed for his first year of employment, and Mr. Hoffmeister is eligible to receive an additional one time bonus under the Company’s medium term incentive plan, payable in March 2007, provided certain conditions are met. Mr. Hoffmeister is also entitled to receive a one time signing bonus of $375,000, refundable to the Company on a pro rata basis in the event of his voluntary termination or termination for cause during the first two years of employment. The Agreement also provides for a $225,000 employment bonus payable on or before each of the first three anniversary dates of Mr. Hoffmeister’s initial employment provided he is still employed by the Company on those dates or his employment was terminated for certain reasons. Mr. Hoffmeister received a grant of options to purchase 200,000 shares of the Company’s common stock, as well as a grant of 50,000 restricted stock units, each subject to certain vesting provisions. The Agreement also provides Mr. Hoffmeister with severance benefits in the event of his termination for certain reasons. In connection with his employment, Mr. Hoffmeister also entered into Change-in-Control and Indemnification Agreements with the Company, as well as Incentive and Non-Statutory Stock Option Agreements and a Restricted Stock Unit Agreement.

Executive Employment and Severance Agreement

The Company entered into an Executive Employment and Severance Agreement effective December 5, 2002, with its former Chief Executive Officer, President and Chief Operating Officer, James R. Glynn. Under the terms of this agreement, upon termination of employment he could receive a consulting fee totaling two times his annual salary plus two times an imputed bonus of 35% of his annual salary, and continuing health and welfare benefits for two years. The executive would be eligible for this fee and these benefits upon his separation from the Company under specified circumstances other than termination for cause. The compensation is contingent upon several conditions, including the executive’s remaining available for consulting for two years and executing a general release. The consulting fee would be payable over the two year consulting period. In addition, the Company agreed to accelerate the vesting (to the extent not already vested) of 212,221 stock options, which became effective January 29, 2003, and to extend the post-employment exercise period for such options. The Executive Employment and Severance Agreement was filed as Exhibit 10.51 to the Company’s Annual Report on Form 10-K for 2002, filed with the SEC on March 7, 2003.

Change in Control Agreements

When the Company acquired Life Technologies in September of 2000, Daryl J. Faulkner and John A Cottingham, as members of Life Technologies management, were covered by change-in-control agreements. These agreements provided for cash payments and other benefits upon a change in control of Life Technologies and other conditions. These former Life Technologies employees are now executive officers of the Company. These individuals were entitled to benefits under the change-in-control agreements, which were collectible upon separation from the Company. Wishing to retain these individuals and remove a substantial incentive to separate from the Company, the Company offered to exchange the rights under these change-in-control agreements for “pay to stay” contracts with four individuals in the second quarter of 2002. These two individuals and two other employees who were members of Life Technologies management, but are not an executive officers of the Company, have relinquished their rights under the change-in-control agreements in exchange for payments totaling $1.8 million, in the aggregate, of which $0.9 million was paid in October, 2002, and $0.9 million that was paid in October, 2004.

Compensation of Directors

The Company pays its non-employee directors annual compensation as follows. The Presiding Director receives annual cash compensation of $75,000. The Chairmen of the Audit Committee, the Compensation and Organizational Development Committee, the Governance and Nominating Committee, and the Science and Technology Committee each receive annual cash compensation of $75,000. Members of the Audit Committee, the Compensation and Organizational Development Committee, the Governance and Nominating Committee, and the Science & Technology Committee other than the Chairmen receive annual cash compensation of $62,500, and members of the Board of Directors who do not sit on the Audit Committee, the Compensation and Organizational Development Committee, the Governance and Nominating Committee, or the Science and Technology Committee receive annual cash compensation of $50,000. Each non-employee director receives the single highest compensation for which he is eligible. Employee directors do not receive any compensation for their participation on the Board of Directors. No employee director is a member of the Audit Committee, the Compensation and Organizational Development Committee, the Governance and Nominating Committee, or Science and Technology Committee.

In addition to the cash compensation described above, the Board anticipates that members of the Board will receive options to purchase 7,000 shares and 1,000 restricted stock units on the date of each annual meeting, vesting one/twelfth each month thereafter, and becoming fully vested on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders.

Cash and equity compensation for newly appointed directors is pro-rated to the date of the next annual meeting.

Compensation Committee Interlocks and Insider Participation

There were no interlocks or other relationships among the Company’s executive officers and directors that are required to be disclosed under applicable executive compensation disclosure requirements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of the Company common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.

Based solely on our review of forms that were furnished to us and written representations from reporting persons, we believe that the executive officers, directors and more than 10% stockholders complied with all filing requirements related to Section 16(a), except for the following:

On July 1, 2004, the Company issued Raymond V. Dittamore deferred share units in lieu of his cash compensation for the third quarter of 2004. The Form 4 for these deferred share units was filed with the Securities and Exchange Commission on July 28, 2004, outside the two-day reporting requirement enacted under the Sarbanes-Oxley Act of 2002.

THE INVITROGEN PROTOCOL

The Company has adopted a code of ethics applicable to all of its employees, including the principal executive officer, principal financial officer, principal accounting officer, its controller, and all of its directors. The code of ethics is called the Invitrogen Protocol, and a copy is posted to our internet site at http://www.invitrogen.com.

COMPARISON OF STOCKHOLDER RETURN

Below is a line graph comparing changes though December 31, 2004, in the cumulative total return on the Company common stock (traded under the symbol IVGN), a broad market index, namely the NASDAQ Stock Market-U.S. Index (the “NASDAQ Index”) and an industry index, namely the NASDAQ Pharmaceutical Stocks Index (the “Industry Index”). The NASDAQ Pharmaceutical Stocks Index, a published industry index, encompasses companies operating under the same 3-digit Standard Industry Code (SIC) as that of the Company. The comparison assumes that on December 31, 1999, $100 was invested in the Company’s common stock and in each of the indices and assumes the reinvestment of dividends, where applicable.

ITEMS FOR STOCKHOLDER CONSIDERATION

PROPOSAL 1

Election of Directors

The Company has a classified Board of Directors currently consisting of three Class I directors (Gregory T. Lucier, Donald W. Grimm, and James R. Glynn), three Class II directors (Bradley G. Lorimier, Raymond V. Dittamore, and David C. U’Prichard, Ph.D.) and four Class III directors (Balakrishnan S. Iyer, Ronald A. Matricaria, W. Ann Reynolds, Ph.D., and Jay M. Short, Ph.D.), who have been elected to serve until the annual meetings of stockholders to be held in 2006, 2007, and 2005, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting, or a shorter term to fill a vacancy in another class of directors.

The nominees for election at the 2005 Annual Meeting of Stockholders to serve as directors in Class III of the Board of Directors are Balakrishnan S. Iyer, Ronald A. Matricaria, W. Ann Reynolds, Ph.D., and Jay M. Short, Ph.D. If elected, these nominees will serve as directors until the annual meeting of stockholders in 2008, and until their successors are elected and qualified.

If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as the proxy holders may designate.

If a quorum is present, either in person or by proxy, the four nominees for Class III who receive the greatest number of votes cast will be elected as Class III directors. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE NOMINEES NAMED ABOVE.

PROPOSAL 2

Ratification of Appointment of Independent Auditors

The Board of Directors has selected Ernst & Young LLP as the independent auditors to audit our financial statements for the fiscal year ended December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the annual meeting of stockholders with the opportunity to make a statement if the representatives desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of common stock cast at the meeting is required for adoption of this proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the ratification of independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPOINTMENT

OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC

ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

ADDITIONAL INFORMATION

Advance Notice Procedures.    Our bylaws require that, for business to be properly brought by a stockholder before an annual meeting, notice must be delivered to or mailed by the stockholder and received at the offices of the Company not less than 120 days prior to the anniversary of the date of the prior year’s proxy statement, except if we did not hold an annual meeting the previous year, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

Stockholders Sharing the Same Last Name and Address.    In accordance with notices that we sent to certain stockholders, we are sending only one copy of the Company’s annual report and proxy statement to stockholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of the Company’s annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Investor Relations via e-mail at ir@invitrogen.com, by fax to (760) 603-7229 or by mail to Investor Relations, Invitrogen Corporation, 1600 Faraday Avenue, Carlsbad, CA 92008, or call at (760) 603-7200. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact the Company if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing Invitrogen stock at two different brokerage firms, your household will receive two copies of the Invitrogen annual meeting materials — one from each brokerage firm. To reduce the number of duplicate sets of annual meeting materials your household receives, you may wish to enroll some or all of your accounts in the Company’s electronic delivery program. See “Electronic Delivery of Invitrogen Stockholder Communications.”

Stockholder Proposals for the Next Annual Meeting.    All stockholder proposals that are intended to be presented at the 2006 Annual Meeting of Stockholders of the Company must be received by the Company at our principal executive offices at 1600 Faraday Ave., Carlsbad, California 92008, ATTN: Corporate Secretary, no later than November 2, 2005, for inclusion in the Board of Directors’ proxy statement and form of proxy relating to the meeting. Any stockholder who intends to present a proposal at the Company’s 2006 Annual Meeting of Stockholders without requesting the Company to include such proposal in the Company’s proxy statement must notify the Company no later than January 16, 2006, of his, her or its intention to present the proposal. Otherwise, the Company may exercise discretionary voting with respect to such stockholder proposal pursuant to authority conferred on the Company by proxies to be solicited by the Board of Directors of the Company and delivered to the Company in connection with the meeting.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business the Board of Directors intends to present or knows that others will present at the annual meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ John A. Cottingham

John A. Cottingham

Senior Vice President, General Counsel & Secretary

March 20, 2005

Carlsbad, California

AUDIT COMMITTEE CHARTER

General Statements of Policy

The Audit Committee (“Committee”) of the Board of Directors (“Board”) reports directly to the Board and assists it in fulfilling its oversight responsibilities to stockholders, potential stockholders, the investment community, and others related to (i) the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls, (ii) the performance of the Company’s internal audit function and independent auditors; (iii) the independent auditor’s qualifications and independence; and (iv) the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and authority to engage independent counsel and other advisors as it determines necessary to carry out its duties.

Membership

Number of Members/Independence.    The Committee shall consist of three or more Board members who are independent of management and the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member.

Financial Literacy.    All members of the Committee shall be financially literate, and at least one member of the Committee shall be a “financial expert,” as defined by SEC regulations. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. Members of the Committee shall be appointed and removed at the discretion of the Board.

Meetings

Timing of Meetings/Procedures.    The Committee’s regular meetings shall coincide with the regular quarterly meetings of the Board. The business of the Committee shall be conducted at its regular meetings, at special meetings or by unanimous written consent. Special meetings may be called by any Committee member, by the Chairman of the Board, or by the Presiding Director of the Board. Adequate notice of the place, date, and time of each special meeting of the Committee shall be given in accordance with such policies and procedures adopted by the Committee from time to time. At any meeting of the Committee, the greater of 2 members or a majority of the members of the Committee shall constitute a quorum.

Meetings with Management and Auditors.    The Committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

Records and Reports

The Committee, with the assistance of the Corporate Secretary, shall maintain a record of the Committee’s actions. The Committee shall report to the Board of Directors on any matter that the Committee deems necessary or desirable for the Board to carry out its duties.

Duties and Responsibilities

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, so that it can most effectively react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for high quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

Annual Audit

1.    Oversight of Independent Auditors.    The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall preapprove all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the audit Committee. The decisions of any audit Committee member to whom pre-approval authority is delegated must be presented to the full audit Committee at its next scheduled meeting.

2.    Annual Report from Auditors.    At least annually, the Committee shall obtain and review a report by the independent auditors describing:

a.	The firm’s internal quality control procedures.

b.	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

c.	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

3.    Additional Audit Related Activities.    In addition to the foregoing activities, the Committee shall:

a.    Set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and NASDAQ listing standards;

b.    Receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management;

c.    Review, assess and report to the Board on the annual performance of the Independent Auditor and the Chief Financial Officer;

d.    Review any proposed discharge of outside auditors or the Chief Financial Officer; and

e.    Report to the Board the results of the external audit, the audited financial statements, the auditor’s management letter, and management’s response.

Compliance

In accordance with its oversight responsibilities relating to legal and regulatory compliance, the Committee shall take the following actions.

1.    Internal Controls

a.    The Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk.

b.    The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

c.    The Committee shall review and discuss with the internal auditors matters related to the internal audit functions, including: (i) purpose, authority and organizational reporting lines and (ii) annual audit plan, budget and staffing.

d.    The Committee shall review the results of the internal audit program with the internal auditors at least annually.

2.    Reporting Systems.    The Committee shall:

a.    Assure that the Company has the information, reporting systems, procedures, policies and controls in place to promote compliance by employees, management, and the Board, with laws, regulations, and the Invitrogen Protocol and monitor the operation of those systems, procedures and policies;

b.    Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters, and matters relating to the Invitrogen Protocol, and the confidential, anonymous submission by employees of concerns regarding such matters;

c.    Receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty;

3.    Investigations.    The Committee shall promptly investigate and address concerns or compliance failures raised by internal reporting or compliance procedures or by the Independent Auditor.

4.    Approval of Related Party Transactions.    The Committee shall review and approve all related-party transactions. (For these purposes, a “related party” is one who can exercise control or significant influence over another party, to the extent that one of the parties may be prevented from pursuing its own separate interests.)

Periodic Reporting and Earnings Press Releases

1.    Form 10-Q.    The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

2.    Form 10-K.    The Committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements, and shall make a recommendation to the Board regarding the inclusion of such statements and disclosures in such Report and any related press release. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

3.    Report for Proxy Statement.    The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

4.    Earnings Press Releases.    The committee shall review and discuss with management the financial schedules included in quarterly earnings press releases.

Annual Reviews

1.    Charter.    The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.    Committee Performance.    The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

INVITROGEN CORPORATION

COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE CHARTER

This is the charter of the Compensation and Organizational Development Committee (the “Committee”) of the Invitrogen Corporation Board of Directors (the “Board”), which serves at the pleasure of the Board and is subject to its control.

I.    General Statements of Policy

A.    Statement of Purpose.    The purpose of the Committee is to provide guidance to management and to assist the Board in the discharge of its fiduciary responsibilities relating to:

1.	the compensation of the CEO and the officers of the Company who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934;

2.	the management of the Company’s pension and employee welfare plans;

3.	the organizational structure of senior management;

4.	the succession, retention and training of senior management;

5.	the Company’s overall compensation and benefits programs (other than Board compensation);

6.	the Company’s overall succession, retention and training programs; and

7	such other matters that directly impact the success of the human resources of the Company.

The Committee’s actions will generally be related to high-level policy and strategy. The administration of the human resource functions will be the responsibility of management.

B.    Membership

1.	The Committee shall have a minimum of three directors.

2.	Unless otherwise determined by the Board, all Committee members shall meet the definitions of (i) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, (ii) an “independent director” as such term is defined in applicable Nasdaq rules, and (iii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. (See definitions, which are current as of July 2004, in Appendix 1.)

3.	The Committee members may appoint one member as the Chairperson of the Committee. The Chairperson shall not serve as the Chairperson of any other standing committee of the Board.

C.    Meetings

The business of the Committee shall be conducted at its regular meetings, at special meetings or by unanimous written consent. Special meetings may be called by any Committee member, by the Chairman of the Board, or by the Presiding Director of the Board. Adequate notice of the place, date, and time of each special meeting of the

Committee shall be given in accordance with policies and procedures adopted by the Committee from time to time. At any meeting of the Committee, the greater of 2 members or a majority of the members of the Committee shall constitute a quorum. The Committee, with the assistance of the Corporate Secretary, shall maintain a record of the Committee’s actions.

D.    Consultants

The Committee shall have authority to retain consultants of its selection to advise it with respect to the Company’s salary and incentive compensation and benefits programs.

II. Duties & Responsibilities — Compensation

A.    Compensation Philosophy

The Committee shall provide guidance in developing the compensation and employee benefits policies of the Company and shall oversee management’s implementation of such policies. The Committee shall periodically review the Company’s general compensation philosophy and its philosophy regarding executive compensation and counsel the CEO and the head of Human Resources regarding different compensation approaches.

B.    Executive Compensation

1.	Annual Competitive Market Analysis. The Committee shall review on an annual basis market data, including executive compensation surveys and reports compiled by third-party consultants, to assess the adequacy and competitiveness of the Company’s executive compensation plans.

2.	Input from Management. The Committee shall review recommendations made by the CEO and the head of Human Resources for the compensation of the officers of the Company who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 and ensure that total compensation paid to such officers is reasonable and competitive.

3.	Report for Proxy. The Committee shall issue an annual report on executive compensation in accordance with applicable rules and regulations of the Securities and Exchange Commission for inclusion in the Company’s proxy statement.

C.    Incentive Compensation Plans

1.	Bonus Plans. The Committee shall have authority to:

a.	recommend incentive bonus plans and amendments thereto to the full Board for approval;

b.	designate employees eligible to participate in the plans;

c.	approve annual financial objectives under such plans; and

d.	approve payments to be made upon achievement of the objectives.

2.	Stock-Related Plans. The Committee shall oversee the administration of any stock plans and stock option plans adopted by the Company. The Committee’s responsibilities shall include:

a.	making recommendations to the Board regarding the adoption, amendment, or termination of such plans;

b.	approving option guidelines and the general size of overall grants;

c.	making grants and delegating the authority to make grants in accordance with such plans;

d.	interpreting the plans;

e.	determining rules and regulations relating to the plans;

f.	modifying or canceling existing grants;

g.	designating employees eligible to participate in the plans; and

h.	imposing limitations, restrictions and conditions upon any award, as the Committee deems appropriate.

3.	The Committee shall ensure that any payments or grants made under the incentive compensation plans conform to the terms of the plans and any restrictions placed thereon by the Board and/or stockholders.

D.    CEO Performance and Compensation

1.	Annual Goals. On an annual basis the Committee shall recommend to the full Board for approval an appropriate set of goals and objectives for the CEO for the next year. The goals for the CEO shall include metrics based on the Company’s financial plan for the year, its strategic imperatives, and other matters deemed appropriate by the Committee and the Board.

2.	Performance Evaluation. The Committee shall develop and present to the Board for approval an annual process for evaluating the performance of the CEO. The performance evaluation should include a self evaluation by the CEO, input from the CEO’s direct reports, input from all directors, and feedback and guidance to the CEO.

3.	CEO Compensation. The Committee shall recommend to the full Board for approval the total compensation of the CEO (including, at the discretion of the Committee, such elements of compensation as salary, bonus, benefits, stock options, and perquisites) based upon (i) the performance evaluation described above, (ii) awards granted to other CEOs in peer companies and industry in general (see benchmarking discussion above), and (iii) the total compensation of the CEO in prior years.

E.    Stock Ownership

The Committee may establish and periodically review and recommend stock ownership guidelines for Board members and key executives.

F.    Employee Loans

The Committee may establish a policy for loans made to employees or non-executive officers after consideration of applicable accounting, tax, and other legal considerations, and shall oversee compliance with such policy.

G.    Employee Pension and Welfare Benefit Plans

The Committee shall:

1.	discharge the ultimate fiduciary responsibilities that reside with the Board for pension and welfare benefit plans (as defined by the Employee Retirement Income Security Act of 1974) sponsored by the Company and all majority owned domestic subsidiaries and render appropriate reports to the Board; and

2.	annually review fiduciary responsibility reports from the Administrators or Administrative Committees of the Company’s welfare benefit plans and pension plans.

III. Duties & Responsibilities – Organizational Development

A.    Organizational Structure.    The Committee shall consult with the CEO regarding the establishment of senior management positions and provide direction for management in the recruitment of senior management. The hiring and firing of corporate officers, however, shall remain in the discretion of the CEO, upon consultation with the Committee.

B.    Chief Executive Officer.    The Committee shall provide input to the full Board from time to time relating to the employment and disengagement of the CEO, and shall, as appropriate, assist the Board in recruiting candidates for the CEO position.

C.    Succession Planning.    The Committee shall oversee management succession (including CEO succession), management development at all levels, and management retention at all levels. The Committee shall ensure that back-up and succession plans for each key officer are current and viable and that there are specific development programs in place to minimize any loss of time or effectiveness in transitions from a current officer to a successor. The Committee shall review such plans at least once a year and provide guidance to management regarding any weaknesses identified by the Committee.

D.    Leadership Development.    The Committee shall provide guidance to the Human Resources Department relating to leadership development. This might include global talent and organization reviews, leadership assessments, performance reviews, recruiting, leadership training programs, development of the Company’s talent pipeline, and development of alumni networks.

Appendix 1

Definitions

1.	Non-employee Director. Rule 16b-3 of the Securities Exchange Act of 1934 defines a “non-employee director” as a director who:

(A)	Is not currently an officer[1] of the issuer or a parent or subsidiary of the issuer, or otherwise currently employed by the issuer or a parent or subsidiary of the issuer;

(B)	Does not receive compensation, either directly or indirectly, from the issuer or a parent or subsidiary of the issuer, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed [$60,000];

(C)	Does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) . . . [which covers transactions with directors, executive officers, nominees for election as a director, holders of more than 5% of the securities of the issuer, or any member of the immediate family of any of the foregoing]; and

(D)	Is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) . . . [which relates to relationships with entities that purchase from and/or sell to the issuer or its subsidiaries, entities to which the issuer or its subsidiaries is indebted, law firms engaged by the issuer or its subsidiaries, investment banking firms engaged by the issuer, or any substantially similar relationships].

2.	Independent Director. Nasdaq Marketplace Rule 4200(14) defines an “independent director” as follows:

“Independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. The following persons shall not be considered independent:

(A)	a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

(B)	a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(C)	a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;

(D)	a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation’s securities) that exceed 5% of the corporation’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

1 “Officer” means an issuer’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the issuer in charge of a principal business unit, division or functions (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the issuer. Officers of the issuer’s parent(s) or subsidiaries shall be deemed officers of the issuer if they perform such policy-making functions for the issuer.

(E)	a director who is employed as an executive of another entity where any of the company’s executives serve on that entity’s compensation committee.

3.	Outside Director. For purposes of Section 162(m) of the IRC and the regulations promulgated thereunder, a director is an “outside director” if the director:

(A)	Is not a current employee of the publicly held corporation;

(B)	Is not a former employee of the publicly held corporation who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;

(C)	Has not been an officer of the publicly held corporation; and

(D)	Does not receive remuneration from the publicly held corporation, either directly or indirectly, in any capacity other than as a director. (Certain limited exceptions apply in the case of de minimus remuneration paid during the Company’s prior taxable year). For this purpose, remuneration includes any payment in exchange for goods or services.

INVITROGEN CORPORATION

GOVERNANCE AND NOMINATING

COMMITTEE CHARTER

This is the charter of the Governance and Nominating Committee of the Board of Directors (the “Committee”), which serves at the pleasure of the Invitrogen Corporation Board of Directors (the “Board”) and is subject to its control. The Committee shall have the following purpose, membership, and powers:

1.     General Statement of Purpose:    The Committee has two major areas of focus:

a.	Nomination of Directors, and
b.	Corporate Governance

The primary focus of the director nominating function will be to assure that the best persons are nominated for membership on the Board. The Committee will engage the entire Board in defining the qualifications of the nominees and selecting nominees.

The area of corporate governance has taken on and will continue to take on increasing importance in the creation and preservation of shareholder value. Much of the work of the Committee in this area of corporate governance will be focused on core processes that the Board and its committees utilize to carry out their responsibilities. At the heart of these processes are fundamental issues such as decision making. The review of all such processes will be a significant area of focus for the Committee.

2.    Membership.    The Committee shall consist of at least three members composed entirely of “independent” members of the Board, as such term is defined in applicable Nasdaq rules (see Appendix 1, below). The Committee members may appoint one member as the Chairperson of the Committee. The Chairperson shall not serve as the Chairperson of any other standing committee of the Board.

3.    Meetings.    The business of the Committee shall be conducted at its regular meetings, at special meetings or by unanimous written consent. Special meetings may be called by any Committee member, by the Chairman of the Board, or by the Presiding Director of the Board. Adequate notice of the place, date, and time of each special meeting of the Committee shall be given in accordance with policies and procedures adopted by the Committee from time to time. At any meeting of the Committee, the greater of 2 members or a majority of the members of the Committee shall constitute a quorum. The Committee, with the assistance of the Corporate Secretary, shall maintain a record of the Committee’s actions.

4.     Recruitment of New Directors

a.    Criteria.    The Committee shall develop and maintain criteria and procedures for the identification and recruitment of candidates for election to serve as directors of the Company. The Committee shall endeavor to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment, who are willing and able to make a sufficient time commitment to the Company, and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

b.    Process.    The Committee shall identify and propose potential candidates for Board membership and nominate candidates for election and re-election to fill vacancies on the Board. In identifying such candidates, the

Committee shall seek input from the full Board and from the CEO regarding the particular skills or experience most needed on the Board to promote the Company’s growth and to assist the Board in satisfying its fiduciary duties.

5.    Director Orientation and Education.    The Committee shall provide guidance to the Human Resources, Legal, and Finance Departments relating to director orientation programs. The orientation programs shall be designed to enhance each director’s understanding of the Company’s history, culture, values, customers, strategy, operational capabilities, and functional organizations, as well as matters relating to corporate governance. The Committee shall also make recommendations to the full Board regarding external continuing director education programs.

6.    Annual Board Goals.    The Committee, in consultation with the full Board, shall develop an annual set of goals for the Board of Directors to be used to facilitate Board activities during each year and as part of the Board’s annual performance review.

7.    Performance Evaluations.    The Committee shall be responsible for developing and managing an operating process by which annual evaluations of the performance of the Board’s standing committees and the Board as a whole are conducted. The Committee shall review annually the performance of board members who are expected to stand for election at the next annual meeting. The Committee shall develop criteria to be used for the evaluations and shall present them to the full Board for approval. The Board shall endeavor to ensure that the criteria agreed upon are generally consistent with prevalent standards of good corporate governance. To the extent reasonably possible, the criteria shall be objective.

8.    Board Compensation.    The Committee will review annually the level of compensation and benefits provided by the Company to its directors for services to the Company. The Committee shall review benchmarking data on peer companies related to Board compensation and other relevant data and shall make recommendations on director compensation to the full Board.

9.    Board Size and Meeting Schedule.    The Committee will consider the adequacy of the size of the Board, the number and types of standing committees of the Board, and the number of Board and committee meetings per year and make recommendations to the Board relating thereto.

10.    Committee Membership.    The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

11.    Corporate Governance Principles.    The Committee shall develop and recommend to the Board for its approval a set of corporate governance principles for the Company. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

12.    Committee Charter.    The Committee shall review and update, if necessary, its charter on an annual basis and request approval of the charter, or any amendments thereto, by the Board of Directors.

13.    Outside Advisors.    The Committee shall have the authority to retain a search firm to assist in identifying director candidates, a corporate governance expert to assist in setting Board goals and conducting annual performance evaluations, outside counsel, and any other advisors as the Committee may deem appropriate.

14.    Other Duties.    The Committee shall have such other duties as may be lawfully delegated to it from time to time by the Board of Directors.

Appendix 1

Definitions

    Independent Director.    Nasdaq Marketplace Rule 4200(14) defines an “independent director” as follows:

“Independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

(A)	a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

(B)	a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(C)	a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;

(D)	a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation’s securities) that exceed 5% of the corporation’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

(E)	a director who is employed as an executive of another entity where any of the company’s executives serve on that entity’s compensation committee.

INVITROGEN CORPORATION

SCIENCE AND TECHNOLOGY COMMITTEE CHARTER

This is the charter of the Science and Technology Committee (the “Committee”) of the Invitrogen Corporation Board of Directors (the “Board”), which serves at the pleasure of the Board and is subject to its control.

Purpose

The Committee shall periodically examine management’s direction and investment in the Company’s research and development and technology initiatives. The Committee will function as a broadly knowledgeable and objective group of scientists and non-scientists to consider and report periodically to the Board on matters relating to the investment in the Company’s research and development and technology initiatives. The Committee’s actions will generally be related to high-level policy and strategy. The administration of the research and development function will be the responsibility of management.

Membership

The Committee shall consist of two or more directors. At least one member of the Committee shall, in the judgment of the Board of Directors, have scientific research expertise. The Committee may engage external consultants, providing a broad range of expertise in both basic and clinical sciences, as well as technologies. The Committee members may appoint one member as the Chairperson of the Committee. The Chairperson shall not serve as the Chairperson of any other standing committee of the Board.

Meetings

The business of the Committee shall be conducted at its regular meetings, at special meetings or by unanimous written consent. The Committee shall meet at such times as it deems necessary or appropriate, but generally not less than twice each year. Special meetings may be called by any Committee member or by the Chairman of the Board. Adequate notice of the place, date, and time of each special meeting of the Committee shall be given in accordance with policies and procedures adopted by the Committee from time to time. At any meeting of the Committee, the greater of two members or a majority of the members of the Committee shall constitute a quorum. The Committee, with the assistance of the Corporate Secretary, shall maintain a record of the Committee’s actions.

Responsibilities

The Committee shall report to the Board at the next Board meeting following each Committee meeting. The Committee will conduct an annual evaluation of its effectiveness, to determine if the activities of the Committee are consistent with the guidelines in this Charter and whether they are aligned with the Company’s strategic science and technology research goals and objectives.

In addition, the Committee will:

1.	Review, evaluate and advise the Board regarding the long-term strategic goals and objectives and the quality and direction of the Company’s research and development programs.

D-1

2.	Endeavor to identify and discuss significant emerging science and technology issues and trends.

3.	Recommend approaches for acquiring and maintaining advantageous technology positions (including but not limited to contracts, grants, collaborative efforts, alliances and venture capital).

4.	Regularly review the pipeline of research and development programs within the Company.

D-2

ANNUAL MEETING OF STOCKHOLDERS OF

INVITROGEN CORPORATION

April 20, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	Election of Directors, for three-year terms.

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Balakrishnan S. Iyer

Ronald A. Matricaria

W. Ann Reynolds, Ph.D.

Jay M. Short, Ph.D.

2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2005.

FOR

AGAINST

ABSTAIN

Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN THE PROXY STATEMENT.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY

PROXY

INVITROGEN CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON APRIL 20, 2005

Gregory T. Lucier, David F. Hoffmeister, and John A. Cottingham, and each of them acting without the other, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote as designated on the reverse side, all shares of Common Stock of Invitrogen Corporation (the “Company”) held of record by the undersigned on February 22, 2005, at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Wednesday, April 20, 2005, at 14920 Broschart Road, Rockville, MD 20850-3349, or at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

INVITROGEN CORPORATION

April 20, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	Election of Directors, for three-year terms.

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Balakrishnan S. Iyer

Ronald A. Matricaria

W. Ann Reynolds, Ph.D.

Jay M. Short, Ph.D.

2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2005.

FOR

AGAINST

ABSTAIN

Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN THE PROXY STATEMENT.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.